First AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

This First Amendment to Executive Employment Agreement dated as of January 21, 2014 (this “Amendment”), between Adaptive Medias, Inc., (formerly Mimvi, Inc.) a Nevada corporation (the “Company”), and Qayed Shareef (the “Executive”).

WHEREAS, the parties hereto entered into that certain Executive Employment Agreement dated as of July 1, 2013 (the “Agreement);

WHEREAS, the Executive and the Company have agreed to enter into this Amendment to amend the Agreement.

NOW, THEREFORE, the Executive and the Company agree as follows:

1. Section 4. Section 4 of the Agreement is hereby amended by adding a new subsection (f) which reads as follows:

(f) Bonus. The Executive shall be entitled to receive a bonus of $16,667 per month, payable on the first day of each month, from February through July 2014.

2. Affirmation of Remaining Terms and Conditions. The Company and the Executive affirm that all of the other terms and conditions of the Agreement shall continue in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment effective on the date and year first above written.

ADAPTIVE MEDIAS, INC.

/s/ Abdul Parmach
Abdul Parmach, Principal Accounting Officer

EXECUTIVE

/s/ Qayed Shareef
Qayed Shareef